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                                                                 EXHIBIT 10.10.2

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                 STANDBY LETTER OF CREDIT AND SECURITY AGREEMENT

The undersigned ("Customer") applies to Imperial Bank ("Bank") for a loan (the "Loan") in the principal amount of One Hundred Nine Thousand, Five Hundred and 00/100 DOLLARS ($109.500.00) subject to the following terms and conditions: (If the standby letter of credit is issued in a foreign currency, the principal of the Loan will be the U.S. Dollar equivalent of the foreign currency amount, converted at the rate of exchange on the date of drawing.)

      1. The Loan shall be disbursed only by means of drawings under the Letter of Credit, for which application appears on the reverse hereof.

      2. If Customer has not executed and delivered a promissory note to Bank for said Loan, each advance which is disbursed as provided in Paragraph 1 shall be payable on demand and bear interest payable monthly at a rate per year (based on a three hundred sixty (360) day year and actual days elapsed) zero percent (0%) in excess of the rate that Bank has announced to be its prime rate ("Prime Rate") and shall vary concurrently with any change in the Prime Rate.

      3. Customer shall pay to Bank its commission, payable in advance, computed from the date hereof at the rate of One percent (1.0%) per year (based on a three hundred sixty (360) day year and actual days elapsed) for the entire life of the Letter of Credit. There shall be no refund of any portion of the commission in the event the Letter of Credit commitment expires, is reduced, terminated or otherwise modified.

      4. Customer agrees to pay to Bank, on demand, its commissions and fees in such amounts as Bank determines to be proper and all charges and expenses paid or incurred by Bank in connection with the Letter of Credit or the Loan, and interest at the rate set forth herein or, if no rate is set forth, 5% over Bank's Prime Rate as it may vary from time to time.

      5. Bank is hereby granted a security interest in (a) all property including, without limitation, deposit accounts (i) delivered to Bank by Customer, (ii) which shall be in Bank's possession or control in any matter or for any purpose, (iii) now owned or hereafter acquired by Customer of the type or class described in any financing statement filed by Bank and executed by or on behalf of Customer; (b) the proceeds, increase, and products of such property, all accessions thereto, and all property which Customer may receive on account of such collateral which Customer will immediately deliver to Bank, to secure the performance of all of Customer's present or future debts or obllgatibns to Bank, whether absolute or contingent. Unless otherwise defined, words used herein have the meanings given them in the California Uniform Commercial Code.

      6. Upon default, at Bank's option without formal demand or notice, all or any part of the Loan shall immediately become due. Bank shall have all rights given by law, and may sell, in one or more sales, collateral in any county where Bank has an office (or any place Bank deems appropriate). Bank may purchase at such sale, Sales for cash or on credit to a wholesaler, retailer, or user of the collateral, or at public or private auction, are all to be considered commercially reasonable. Bank may require Customer to assemble the collateral and make it available to Bank at the entrance to the location of the collateral, or a place designated by Bank. Defaults shall include: (a) Customer's failure to pay or perform this or any agreement with Bank or breach of any warranty herein, or Customer's failure to pay or perform any agreement with Bank; (b) Any change in Customer's financial condition which in Bank's judgment impairs the prospect of payment or performance; (c) Any actual or reasonable anticipated deterioration of the collateral or in the market price thereof which causes it in Bank's judgment to become unsatisfactory as security; (d) Any levy or seizure against Customer or any of the collateral; (e) Death, termination of business, assignment for creditors, insolvency, appointment of receiver or the filing of any petition under bankruptcy or debtor's relief laws of, by or against Customer or any of the collateral; and (f) Any warranty or representation is false or is believed in good faith by Bank to be false. If at the time of any such event there remains any portion of the Loan undisbursed (that is, if the Letter of Credit is still in effect and has not been completely drawn against) Customer shall, upon Bank's demand, pay to Bank for application to drawings under the Letter of Credit the entire principal amount which has not been drawn. Any amount so paid which has not been drawn on the expiry date of the Letter of Credit shall be repaid to Customer without interest.

      7. Neither Bank nor its correspondents shall be in any way responsible for performance by any beneficiary of its obigatlons to Customer, nor for the form, sufficiency, correctness, genuineness, authority of person signing, falsification or legal effect of any documents called for under the Letter of Credit if such documents on their face appear to be in order.

      8. Subject to the law and customs and practice of the trade, existing in the area where the beneficiary is located, said Letter of Credit shall be subject to, and performance by Bank, its correspondent and the beneficiary thereunder shall be governed by the "Uniform Customs and Practice for Documentary Credits" fixed by The International Chamber of Commerce, in effect on the date of issuance of the Letter of Credit.

      9. It is agreed that all directions and correspondence relating to said Letter of Credit are to be sent at Customer's risk and that Bank does not assume any responsibility for any inaccuracy, interruption, error or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

      10. If this Agreement is signed by two or more parties, it shall be the joint and several agreement of such parties.
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INTERNATIONAL USE ONLY
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Approved By                                       Date
X /s/ [ILLEGIBLE]
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BANKING OFFICE USE ONLY
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Banking Office/Department Name                    Number
Mid-Atlantic - EGD                                3905
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Lending Officer                                   Date
X [ILLEGIBLE]                                     3-9-99
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ADDENDUM TO STANDBY LETTER OF CREDIT AND SECURITY AGREEMENT ("AGREEMENT").

This Addendum is made and entered into on March 5, 1999 between musicmaker.com, Inc. ("Customer") and Imperial Bank ("Bank"). This Addendum amends and supplements the Agreement. In the event of any inconsistency between the terms herein and the terms of the Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Agreement.

A. The following is hereby added as Paragraph 11 of the Agreement.

11. YEAR 2000 COMPLIANCE

Customer affirmatively covenants that it will perform all acts reasonably necessary to ensure that (a) Customer and any business in which Customer holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Customer's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Customer's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Customer shall, immediately upon request, provide to Bank such certifications or other evidence of Customer's compliance with the terms of this paragraph as Bank may from time to time require.

B. The following is hereby added as Paragraph 12 of the Agreement

12. REPRESENTATION REGARDING YEAR 2000 COMPLIANCE

Customer and its subsidiaries, as applicable, represent and warrant that they have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon their financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Customer may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.
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Customer:

musicmaker.com, Inc.

By:  /s/ Mark Fowler
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     Mark Folwer

Title  CFO
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By
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Title
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Imperial Bank

By   [ILLEGIBLE]
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Title  AVP
     -----------------------------------